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                                                                   Exhibit 10.38


                          AMF Bowling Worldwide, Inc.

                               Bonus, Severance
                            And Retention Program
                             For Certain Employees


AMF Bowling Worldwide, Inc. ("WINC") has publicly announced plans to restructure its debt (the "Restructuring"). Because of the extraordinary effort that will be required to successfully restructure AMF and the uncertainty and apprehension that this reorganization will impose on AMF employees, the Boards of Directors of WINC, AMF Bowling Centers (Aust) International Inc. ("BCO Australia"), AMF Worldwide Bowling Centers Holdings Inc. ("International BCO"), AMF Bowling Centers, Inc. ("Centers") and AMF Bowling Products, Inc. ("Products") have approved the implementation of the following bonus, severance and retention programs in an effort to maintain morale and minimize the loss of employees whose services are critical to AMF operations and a successful Restructuring.

I Programs
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 1.   FY 2000 Bonus Plan

      . Participants: All bonus eligible employees (excluding center managers) who are AMF employees on March 31, 2000

      . At the discretion of and at such time as determined by the CEO, reduce the consolidated EBITDA threshold to 80% of target EBITDA for FY 2000 for bonus plans or components of bonus plans keyed to consolidated EBITDA. Target EBITDA for FY 2000 is $150 million. Under the existing plan, bonuses are conditioned upon achieving a threshold of 95% of target EBITDA

      . Payable on March 31, 2001, conditioned on employment at date of payment and subject to the other provisions of the AMF Bonus Plan

 2.   Stock Option Retention Plan

      . Participants: All option eligible employees (approximately 800) who are AMF employees on March 31, 2000

      .   Cash payments in lieu of calendar 2000 stock option grants

      . Cash payments based on a percentage of annual base salary from 5% to 20% based upon job grade

      . Payable on March 31, 2001, conditioned upon employment at date of payment

 3.   "Key Management" Retention Bonus Plan

      .    Participants: senior managers selected by CEO

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      .    Retention payments based on a percentage of annual base salary:

           - 25% to 100% based on level

      . Payable at approval of Restructuring plan. If approval of the Restructuring plan does not occur by June 1, 2001, 50% of such payment will be made on June 1, 2001 and the remainder will be paid at approval. All payments conditioned upon employment at the date of payment.

      . Retention bonuses will be in addition to Incentive compensation under FY 2001 Bonus Plan.

 4.   Discretionary Bonus Plan

      . Participants: Those employees not otherwise eligible for a bonus who, in the discretion of the CEO, performed "above and beyond" during the Restructuring

      .    Total of $100,000 available

      . Payable on the earlier of approval of a Restructuring plan or June 1, 2001, conditioned upon employment at the date of payment

 5.   Enhanced Severance Plan

      . Participants: Employees at Director, Vice President and Key Management levels

      . The Enhanced Severance Plan with payments upon termination Without Cause or Good Reason will remain effective for one year following completion of the Restructuring (at which time participants will revert to the Company's standard severance policy)

      .    Severance payments to participants:

                * 4 months annual base salary for Directors
                * 6 months annual base salary for Vice Presidents
                * 12 months annual base salary for Key Management

 6.   Senior Executives Retention Plan

      .    Participants: Roland Smith and Steve Hare

      . WINC, Products, Centers, BCO Australia and International BCO will assume the current employment agreements of Messrs. Smith and Hare.

      . WINC's obligations to Messrs. Smith and Hare under their current employment agreements will be secured by a letter of credit. The letter of credit will be issued under the existing bank credit agreement and will reduce quarterly as the remaining obligations under the employment agreements are satisfied. The letter of credit will terminate when the following has occurred (A) the payment under all of the below described FY 2000 Bonus Plan, Stock Option Retention Plan and

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           Senior Executives Retention Plan and (B) the assumption of the current employment agreements as part of the Restructuring or upon execution of a new employment agreement.

      .    Messrs. Smith and Hare will be entitled to the following;

           * FY 2000 Bonus Plan - fixed at 50% of year 2000 bonus target - payable March 31, 200l

           * Stock Option Retention Plan - cash in lieu of 2000 calendar year stock option grants - 25% of base compensation - payable March 31, 200l

           * Senior Executives Retention Plan - 200% of base compensation - payable on the earlier of approval of a Restructuring plan on June 1, 2001. If approval of the Restructuring plan does not occur by June 1, 2001, 50% of such payment will be made on June 1, 2001 and the remainder will be paid upon approval. All payments conditioned upon employment at the date of payment. The retention bonus will be in addition to incentive compensation under FY 2001 Bonus Plan.

II  Total Retention Cost
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          Bonus in lieu of Stock Option Grants                    $ 2.1MM

          Key Management Retention Bonus Plan                       1.2

          Discretionary Bonus Plan                                  0.1

          Senior Executives Retention Plan                          2.0
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                                   Total Cost                     $ 5.4

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